Exhibit 99.1

WABCO Reports Q3 2012 Results; Delivers Robust Operating Margin Amid

Sudden Downturn in Key Markets; Adjusts Guidance for Full Year 2012

•	Q3 2012 sales of $588 million, down 7.2 percent in local currencies and down 16.7 percent in U.S. dollars from a year ago

•	Q3 2012 operating margin of 13.0 percent on a performance basis, down from 13.4 percent a year ago; operating margin of 12.4 percent on a U.S. GAAP basis, down from 13.1 percent a year ago

•	Q3 2012 diluted EPS of $1.02 on a performance basis, down from $1.19 a year ago; diluted EPS of $1.19 on a U.S. GAAP basis, down from $1.22 a year ago

•

In Q3 2012, WABCO generated $112.6 million in net cash from operating activities and $90.2 million of free cash flow, excluding payments of $4.3 million for streamlining and separation activities, resulting in a conversion rate of 136 percent of performance net income attributable to the company, bringing year-to-date 2012 conversion rate to 102 percent

•	As announced on October 29, 2012, WABCO is now authorized to repurchase up to $459.8 million of shares through December 31, 2014

•

Previously disclosed guidance for full year 2012 sales is adjusted to decline between 4 and 5 percent in local currencies and full year 2012 diluted EPS on a performance basis is narrowed to now range from $4.28 to $4.38, while full year 2012 diluted EPS on a U.S. GAAP basis is adjusted to now range from $4.54 to $4.64

BRUSSELS, Belgium, November 2, 2012 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q3 2012 sales of $588 million, down 7.2 percent in local currencies from a year ago and down 16.7 percent in U.S. dollars, reflecting sudden downturn in key markets.

“We had previously stated that markets across all regions would be uncertain and unstable throughout 2012 but in Q3 2012 market conditions further deteriorated beyond what we expected as global truck and bus production declined 12 percent year on year and 8 percent versus the previous quarter,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“Western Europe, our largest market, accelerated its downturn as new truck and bus builds declined 11 percent versus a year ago and 16 percent versus Q2 2012. In addition, North America reversed its growth trend in Q3 2012 as the market contracted almost 2 percent year on year and 16 percent versus the previous quarter,” said Esculier. “Furthermore, truck and bus production in China dropped 17 percent year on year and 11 percent versus the previous quarter.”

“Nonetheless, WABCO delivered solid performance operating margin at 13.0 percent in Q3 2012 as we acted quickly to mitigate this sudden downturn, further demonstrating WABCO’s strong execution of business fundamentals across our global organization,” said Esculier.

“WABCO’s business from emerging markets continued to benefit from an increased adoption of our technologies, resulting in higher value of WABCO content per vehicle,” said Esculier. “Also in Q3 2012, our aftermarket business delivered its best quarter ever.”

WABCO reported Q3 2012 performance operating income of $76.4 million versus $94.5 million a year ago, and operating income was $73.2 million on a U.S. GAAP basis versus $92.4 million a year ago.

WABCO reported Q3 2012 performance operating margin of 13.0 percent, down from 13.4 percent a year ago, and operating margin was 12.4 percent on a U.S. GAAP basis, down from 13.1 percent a year ago.

WABCO reported Q3 2012 performance net income attributable to the company of $66.3 million or $1.02 per diluted share versus $81.9 million or $1.19 per diluted share a year ago, and Q3 2012 U.S. GAAP net income attributable to the company of $77.5 million or $1.19 per diluted share versus $83.8 million or $1.22 per diluted share a year ago. Q3 2012 U.S. GAAP results benefitted from several discrete tax items.

WABCO generated $112.6 million in net cash from operating activities in Q3 2012, resulting in free cash flow of $85.9 million. Excluding payments of $4.3 million for streamlining and separation activities, free cash flow was $90.2 million, which is a conversion rate of 136 percent of performance net income attributable to the company, bringing year-to-date 2012 conversion rate to 102 percent.

“WABCO’s Q3 2012 results demonstrate how the company consistently and efficiently flexes with changes in market demand to continue to deliver outstanding value for our shareowners,” said Esculier. “WABCO’s fundamentals remain firmly in place as we continue to mitigate the impact of sales declines on our margins.”

“WABCO’s Operating System, one of our industry’s most advanced management environments, continued to enable fast and flexible responses to significant market changes. It generated $17.1 million of materials and conversion productivity in Q3 2012, another solid result. Gross materials productivity represented 5.3 percent of total materials cost but, as expected, the impact of commodity inflation reduced net materials productivity to 4.6 percent,” said Esculier. “Q3 2012 was another robust quarter throughout our organization for conversion productivity, which we delivered at 6.1 percent, while at the same time continuously flexing capacity to address changes in market demand.”

As previously announced, WABCO’s board of directors authorized the company on October 26, 2012 to enter into an additional share repurchase program. This board authorization allows for the repurchase of a further $400 million of common shares at the discretion of management for a period until December 31, 2014.

Since the initiation of WABCO’s ongoing share buyback program of $400 million commenced in June 2011, the company has repurchased 6,409,012 million shares for $340.2 million in open market transactions as of October 26, 2012.

Together with the new program, as of October 26, 2012, WABCO is authorized to repurchase up to $459.8 million of shares through December 31, 2014.

Recent Highlights

WABCO announced in Q3 2012 that it has acquired Ephicas, a pioneering company in the field of aerodynamic solutions for commercial vehicles. WABCO will develop a range of aerodynamic products – branded OptiFlow™ – designed to increase vehicle efficiency and reduce fuel consumption for trucks, trailers and buses. WABCO’s first product introduction is an innovative aerodynamic SideWing for trailers. Already installed within 17 major European fleets, SideWing delivers long-haul fuel savings up to 5 percent. Independent tests show these results are up to 3 times greater than those from comparable competitive products.

In Q3 2012, WABCO reported that it has entered into a new agreement with GAZ Group, Russia’s leading manufacturer of commercial vehicles. WABCO is sole supplier of anti-lock braking systems (ABS) for heavy-duty trucks, and the company will supply ABS for series production of Ural trucks and GAZ Group’s whole line of buses. WABCO will also supply its innovative integrated system for electronic tire pressure monitoring, IVTM™, for series production of low-floor LIAZ buses for Moscow’s public bus fleet. GAZ Group has been a customer of WABCO since 2005.

The Meritor WABCO joint venture in North America reported in Q3 2012 that WABCO’s anti-lock braking system (ABS) is now standard equipment on all Navistar’s International® ProStar®+ and LoneStar® class 8 trucks. These vehicles from Navistar Inc. will add to the more than 7 million ABS systems already produced by WABCO for the North American market.

Also in Q3 2012, WABCO presented its breakthrough hydraulic anti-lock braking systems (ABS). This technology is the industry’s first and unique range of hydraulic ABS that integrates electronic stability control (ESC) for trucks and buses worldwide. As the first supplier to bring such technology to market, WABCO helps original equipment manufacturers to respond to government regulations that increasingly require ESC on different classes of commercial vehicles. From 2013 onward, national authorities will be implementing ESC legislation in Europe, Asia, and North and South America.

WABCO introduced OnLane™ technology, a lane departure warning system (LDWS) for trucks and buses, in Q3 2012. OnLane marks WABCO’s next step in advanced driver assistance systems. OnLane increases vehicle safety by providing the driver with visual and acoustic warnings or an optional seat-vibration warning, during unintentional lane departure, which is one of the most common causes of accidents involving commercial vehicles. OnLane is fully compliant with the European Union’s regulation that requires LDWS on new trucks and buses as of November 2013.

WABCO INDIA inaugurated its second world-class manufacturing facility at Mahindra World City in Chennai, India, during Q3 2012. The company now owns and operates four world-class manufacturing sites located in India. WABCO’s Plant 2 at Mahindra World City will manufacture leading technologies and innovative products to supply commercial vehicle manufacturers in Germany, Japan, Poland, and the United States, among other markets internationally. The new plant will employ 160 people, including 30 engineers.

Recently, WABCO announced that its TrailerGUARD™ telematics system with remote diagnostics technology for trailer fleet management has won the 2012 Telematics Award for logistics and transport, a top industry honor. TrailerGUARD’s new remote diagnostics function is the industry’s first of its kind for a trailer’s electronic braking and air suspension control system. It allows remote diagnosis by providing information about the trailer’s technical status in real-time.

WABCO said in Q3 2012 that it has been recognized with a top award for quality achievement throughout 2011 by PACCAR, a global technology leader in the design, manufacture and customer support of high-quality commercial trucks. PACCAR honored WABCO’s manufacturing facility in Meppel, the Netherlands, which supplies vehicle parts and components for DAF trucks in series production at quality levels that equal or exceed PACCAR’s requirements.

Full Year 2012 Guidance

Based on prevailing market conditions, WABCO revises its guidance for 2012 to now indicate estimated 2012 sales to decline between 4 and 5 percent in local currencies, which is adjusted from previous guidance for sales growth to range between negative 2 percent and positive 3 percent in local currencies.

WABCO narrows its guidance for 2012 performance operating margin to now range from 13.4 to 13.6 percent versus its previous guidance to range from 12.8 to 13.8 percent, while operating margin on a U.S. GAAP basis is adjusted to now range from 13.1 to 13.3 percent, versus its previous guidance to range from 12.5 to 13.5 percent, resulting in updated diluted earnings per share on a performance basis to range from $4.28 to $4.38 versus previous guidance to range from $4.30 to $4.80, and diluted earnings per share on a U.S. GAAP basis is updated to now range from $4.54 to $4.64 versus previous guidance to range from $4.42 to $4.92.

WABCO now expects to convert around 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities, an upgrade of the company’s previous guidance for a conversion rate between 80 and 90 percent.

“Although the market downturn in Q3 2012 was sudden, WABCO remained well prepared to protect our margins,” said Esculier. “Looking ahead, we expect to achieve full year 2012 operating margin that equals or exceeds the record level that we set in 2011 on a performance basis.”

“WABCO’s three-pillar strategy – technology leadership, globalization and excellence in execution – continues to power the future success of WABCO,” said Esculier. “Even in these uncertain times, we remain fully confident in our ability to continue to deliver maximum value for WABCO’s shareowners.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q3 2012 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on November 2 until midnight November 30, 2012. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Pass code is 34780403.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded over 140 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.8 billion in 2011, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q3 2012 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the one-time impact from an adjustment to the UK pension plan, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Three Months Ended September 30, 2012 Consolidated Statement of Cash Flows

•	Nine Months Ended September 30, 2012 Consolidated Statement of Cash Flows

•	Q3 2012 Data Supplement Sheet

•	Nine Months Ended September 30, 2012 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
(Amounts in millions, except share data)
Sales	$588.3	$706.3	$1,880.8	$2,122.2
Cost of sales	413.1	501.9	1,315.8	1,503.7

Gross profit	175.2	204.4	565.0	618.5
Costs and expenses:
Selling and administrative expenses	76.4	82.3	229.6	253.2
Product engineering expenses	25.5	28.4	77.7	80.6
Other operating expense, net	0.1	1.3	2.2	5.2

Operating income	73.2	92.4	255.5	279.5

Equity income of unconsolidated joint ventures, net	4.1	3.9	13.8	12.4
Other non-operating (expense) / income, net	(0.8)	0.1	(2.0)	(1.7)
Indemnification and other settlements	—	—	—	23.1
Interest expense, net	(0.3)	(0.4)	(1.2)	(1.6)

Income before income taxes	76.2	96.0	266.1	311.7

Income tax (benefit) / expense	(3.3)	9.1	15.7	16.6

Net income	79.5	86.9	250.4	295.1

Less: Net income attributable to noncontrolling interest	2.0	3.1	8.1	8.0

Net income attributable to company	$77.5	$83.8	$242.3	$287.1

Net income attributable to company per common share
Basic	$1.22	$1.25	$3.78	$4.28

Diluted	$1.19	$1.22	$3.69	$4.13

Weighted average common shares outstanding
Basic	63,628,835	66,811,299	64,184,823	67,154,389

Diluted	64,904,085	68,656,306	65,638,742	69,483,447

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(Amounts in millions)	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$225.0	$102.4
Accounts receivable, less allowance for doubtful accounts: $3.4 in 2012; $3.4 in 2011	318.3	296.3
Inventories	205.0	198.0
Taxes receivable on income	—	18.5
Future income tax benefits	18.2	8.7
Restricted cash	29.4	34.4
Guaranteed notes receivable	44.5	40.0
Other current assets	41.5	52.4

Total current assets	881.9	750.7

Facilities, less accumulated depreciation	370.0	357.4
Goodwill	365.2	363.9
Long-term future income tax benefits	61.5	58.8
Investments in unconsolidated joint ventures	19.2	16.5
Intangible assets, net	39.4	35.6
Other assets	40.1	40.3

Total Assets	$1,777.3	$1,623.2

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$123.1	$26.2
Accounts payable	143.6	137.8
Accrued payroll	103.3	108.1
Current portion of warranties	41.2	42.3
Taxes payable	8.3	—
Indemnification liabilities	11.6	11.2
Income tax liabilities	3.9	4.9
Other accrued liabilities	126.4	121.1

Total current liabilities	561.4	451.6

Long-term debt	—	52.0
Post-retirement benefits	340.8	348.6
Deferred tax liabilities	27.9	25.8
Long-term income tax liabilities	46.1	67.0
Other liabilities	39.1	42.4

Total Liabilities	1,015.3	987.4

Total Equity	762.0	635.8

Total Liabilities & Equity	$1,777.3	$1,623.2

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended September 30,
(Amounts in millions)	2012	2011

Operating activities:
Net income	$79.5	$86.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.4	16.6
Amortization of intangibles	2.9	2.9

Equity in earnings of unconsolidated joint ventures, net of dividends received	0.8	(1.2)

Non-cash stock compensation	3.4	3.6
Deferred income tax (expense)/benefit	(12.8)	0.2
Loss on sale or disposal of property, plant & equipment	0.1	0.3
Changes in assets and liabilities:
Accounts receivable, net	4.2	3.5
Inventories	0.3	(8.7)
Accounts payable	(4.4)	(4.1)
Other accrued liabilities and taxes	11.8	1.8
Other current and long-term assets	17.7	2.9
Other long-term liabilities	(7.3)	(0.9)

Net cash provided by operating activities	112.6	103.8

Investing activities:
Purchases of property, plant and equipment	(24.5)	(27.3)
Investments in capitalized software	(2.2)	(1.8)
(Acquisitions) / Divestitures - Net	(5.1)	—

Net cash used in investing activities	(31.8)	(29.1)

Financing activities:
Net borrowings of revolving credit facilities	32.4	52.0
Borrowings / (repayments) of long-term debt	0.7	(0.1)
Net repayments of short-term debt	(1.9)	(6.4)
Purchases of treasury stock	(47.1)	(77.2)
Dividends to noncontrolling interest holders	(1.7)	(0.9)
Proceeds from exercise of stock options	7.3	—

Net cash used in financing activities:	(10.3)	(32.6)

Effect of exchange rate changes on cash and cash equivalents	4.7	(5.6)

Net increase in cash and cash equivalents	75.2	36.4
Cash and cash equivalents at beginning of period	149.8	108.3

Cash and cash equivalents at end of period	$225.0	$144.7

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
(Amounts in millions)	2012	2011

Operating activities:
Net income	$250.4	$295.1
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	49.7	49.9
Amortization of intangibles	8.3	8.8

Equity in earnings of unconsolidated joint ventures, net of dividends received	(1.7)	(4.1)

Non-cash stock compensation	11.0	10.1
Deferred income tax benefit	(15.6)	(11.6)
Loss on sale or disposal of property, plant & equipment	0.1	0.7
Indemnification settlements	—	(23.1)
Changes in assets and liabilities:
Accounts receivable, net	(24.9)	(70.5)
Inventories	(9.3)	(52.5)
Accounts payable	6.8	4.1
Other accrued liabilities and taxes	2.7	40.0
Other current and long-term assets	32.1	15.5
Other long-term liabilities	(27.5)	(16.4)

Net cash provided by/(used in) operating activities	282.1	246.0

Investing activities:
Purchases of property, plant and equipment	(60.5)	(59.9)
Investments in capitalized software	(6.8)	(5.7)
(Acquisitions) / Divestitures - Net	(5.1)	—

Net cash used in investing activities	(72.4)	(65.6)

Financing activities:
Net borrowings / (repayments) of revolving credit facilities	47.4	(11.6)
Borrowings / (repayments) of long-term debt	0.7	(0.2)
Net (repayments) / borrowings of short-term debt	(6.2)	4.6
Purchases of treasury stock	(146.9)	(125.4)
Dividends to noncontrolling interest holders	(4.6)	(3.9)
Proceeds from exercise of stock options	21.5	34.7

Net cash used in financing activities:	(88.1)	(101.8)

Effect of exchange rate changes on cash and cash equivalents	1.0	(1.0)

Net increase in cash and cash equivalents	122.6	77.6
Cash and cash equivalents at beginning of period	102.4	67.1

Cash and cash equivalents at end of period	225.0	144.7

WABCO HOLDINGS INC.

Q3 2012 Data Supplement Sheet (Unaudited)

	Quarter Ended September 30,
(Amounts in millions, except per share data)	2012	% of Sales/ Adj Sales	2011	% of Sales/ Adj Sales	Chg vs. 2011	% Chg vs. 2011
Sales
Reported	$588.3		$706.3		$(118.0)	-16.7%
Foreign exchange translational effects	66.9		—		66.9

Adjusted Sales	$655.2		$706.3		$(51.1)	-7.2%

Gross Profit
Reported	$175.2	29.8%	$204.4	28.9%	$(29.2)	-14.3%
Streamlining costs	1.6		0.5		1.1
Separation costs	0.2		0.3		(0.1)

Performance Gross Profit	$177.0	30.1%	$205.2	29.1%	$(28.2)	-13.7%
Foreign exchange translational effects	21.0		—		21.0

Adjusted Gross Profit	$198.0	30.2%	$205.2	29.1%	$(7.2)	-3.5%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$102.0	17.3%	$112.0	15.9%	$(10.0)	-8.9%
Streamlining costs	(1.0)		(0.5)		(0.5)
Separation costs	(0.4)		(0.8)		0.4

Performance Selling, Administrative, Product Engineering Expenses and Other	$100.6	17.1%	$110.7	15.7%	$(10.1)	-9.1%
Foreign exchange translational effects	10.8		—		10.8

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$111.4	17.0%	$110.7	15.7%	$0.7	0.6%

Operating Income
Reported	$73.2	12.4%	$92.4	13.1%	$(19.2)	-20.8%
Streamlining costs	2.6		1.0		1.6
Separation costs	0.6		1.1		(0.5)

Performance Operating Income	$76.4	13.0%	$94.5	13.4%	(18.1)	-19.2%
Foreign exchange translational effects	10.2		—		10.2

Adjusted Operating Income	$86.6	13.2%	$94.5	13.4%	$(7.9)	-8.4%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$73.2		$92.4		$(19.2)
Equity in Income of Unconsolidated Joint Venture	4.1		3.9		0.2
Other non-operating expenses, net	(0.8)		0.1		(0.9)
Net income attributable to noncontrolling interest	(2.0)		(3.1)		1.1

EBIT	$74.5	12.7%	$93.3	13.2%	$(18.8)	-20.2%
Streamlining costs	2.6		1.0		1.6
Separation costs	1.0		0.8		0.2

Performance EBIT (Earnings Before Interest and Taxes)	$78.1	13.3%	$95.1	13.5%	$(17.0)	-17.9%

Foreign exchange translational effects	9.8		—		9.8

Adjusted EBIT (Earnings Before Interest and Taxes)	$87.9	13.4%	$95.1	13.5%	$(7.2)	-7.6%

Pre-Tax Income
EBIT	$74.5		$93.3		$(18.8)
Interest (expense)/income, net	(0.3)		(0.4)		0.1

Pre-Tax Income	$74.2		$92.9		$(18.7)

Streamlining costs	2.6		1.0		1.6
Separation costs	1.0		0.8		0.2

Performance Pre-Tax Income	$77.8		$94.7		$(16.9)

Tax rate on a performance basis	14.8%		13.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$77.5		$83.8		$(6.3)
Streamlining cost, net of tax	2.2		0.8		1.4
Tax items	(14.3)		(3.1)		(11.2)
Separation costs, net of tax and separation related taxes	0.9		0.4		0.5

Performance Net Income Attributable to Company	$66.3		$81.9		$(15.6)

Performance Net Income Attributable to Company per Diluted Common Share	$1.02		$1.19

Common Shares Outstanding - Diluted	64.9		68.7

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘11	(51.1)		(51.1)
Increase in adjusted income from ‘11	(7.2)		(7.9)

Incremental Income as a % of Sales	14.1%		15.4%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Nine Months Ended September 30, 2012 Data Supplement Sheet

(Unaudited)

	Nine Months Ended September 30,
(Amounts in millions, except per share data)	2012	% of Sales/ Adj Sales	2011	% of Sales/ Adj Sales	Chg vs. 2011	% Chg vs. 2011
Sales
Reported	$1,880.8		$2,122.2		$(241.4)	-11.4%
Foreign exchange translational effects	160.0		—		160.0

Adjusted Sales	$2,040.8		$2,122.2		$(81.4)	-3.8%

Gross Profit
Reported	$565.0	30.0%	$618.5	29.1%	$(53.5)	-8.6%
Streamlining costs	3.7		1.8		1.9
Separation costs	0.6		0.8		(0.2)

Performance Gross Profit	$569.3	30.3%	$621.1	29.3%	$(51.8)	-8.3%
Foreign exchange translational effects	51.0		—		51.0

Adjusted Gross Profit	$620.3	30.4%	$621.1	29.3%	$(0.8)	-0.1%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$309.5	16.5%	$339.0	16.0%	$(29.5)	-8.7%
Streamlining costs	(3.9)		(0.5)		(3.4)
Separation costs	(1.2)		(2.2)		1.0
UK pension adjustment	4.3		—		4.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$308.7	16.4%	$336.3	15.8%	$(27.6)	-8.2%

Foreign exchange translational effects	25.3		—		25.3

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$334.0	16.4%	$336.3	15.8%	$(2.3)	-0.7%

Operating Income
Reported	$255.5	13.6%	$279.5	13.2%	$(24.0)
Streamlining costs	7.6		2.3		5.3
Separation costs	1.8		3.0		(1.2)
UK pension adjustment	(4.3)		—		(4.3)

Performance Operating Income	$260.6	13.9%	$284.8	13.4%	$(24.2)	-8.5%

Foreign exchange translational effects	25.7		—		25.7

Adjusted Operating Income	$286.3	14.0%	$284.8	13.4%	$1.5	0.5%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income	$255.5		$279.5		$(24.0)
Equity in Income of Unconsolidated Joint Venture	$13.8		12.4		1.4
Other non-operating expenses, net	$(2.0)		(1.7)		(0.3)
Indemnification and Other settlements	$—		23.1		(23.1)
Net income attributable to noncontrolling interest	$(8.1)		(8.0)		(0.1)

EBIT	$259.2	13.8%	$305.3	14.4%	$(46.1)	-15.1%

Streamlining costs	7.6		2.3		5.3
Separation costs	3.0		(19.5)		22.5
UK pension adjustment	(4.3)		—		(4.3)

Performance EBIT (Earnings Before Interest and Taxes)	$265.5	14.1%	$288.1	13.6%	$(22.6)	-7.8%

Foreign exchange translational effects	24.5		—		24.5

Adjusted EBIT (Earnings Before Interest and Taxes)	$290.0	14.2%	$288.1	13.6%	$1.9	0.7%

Pre-Tax Income/(Loss)
EBIT	$259.2		$305.3		$(46.1)
Interest expense, net	(1.2)		(1.6)		0.4

Pre-Tax Income/(Loss)	$258.0		$303.7		$(45.7)

Streamlining costs	7.6		2.3		5.3
Separation costs	3.0		(19.5)		22.5
UK pension adjustment	(4.3)		—		(4.3)

Performance Pre-Tax Income	$264.3		$286.5		$(22.2)

Tax rate on a performance basis	16.0%		15.0%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$242.3		$287.1		$(44.8)
Streamlining cost, net of tax	6.5		2.3		4.2
Tax items	(26.0)		(23.9)		(2.1)
Separation costs, net of tax and separation related taxes	2.4		(20.5)		22.9
UK pension adjustment, net of tax	(3.2)		—		(3.2)

Performance Net Income	$222.0		$245.0		$(23.0)

Performance Net Income per Diluted Common Share	$3.38		$3.53

Common Shares Outstanding - Diluted	65.6		69.5

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net Cash Provided by Operating Activities	$112.6	$103.8	$282.1	$246.0

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(26.7)	(29.1)	(67.3)	(65.6)

Free Cash Flow	$85.9	$74.7	$214.8	$180.4

Less: Streamlining & separation payments	$(4.3)	$(4.3)	$(10.7)	$(9.0)

Free Cash Flow excluding streamlining & separation payments	$90.2	$79.0	$225.5	$189.4

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Previous Full Year 2012 Guidance	Updated Full Year 2012 Guidance

Operating Income

Reported Operating Income Margin	12.5% - 13.5%	13.1% - 13.3%
Streamlining cost, impact to margin	0.4%	0.4%
Separation costs, impact to margin	0.1%	0.1%
UK pension adjustment, impact to margin	(0.2%)	(0.2%)

Performance Operating Income Margin	12.8% - 13.8%	13.4% - 13.6%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$289.4 - $322.1	$296.3 - $302.8
Streamlining cost, net of tax	8.0	9.4
Tax items	(15.6)	(26.2)
Separation costs, net of tax and separation related taxes	3.1	3.2
UK pension adjustment, net of tax	(3.2)	(3.2)

Performance Net Income Attributable to Company	$281.7 - $314.4	$279.5 - $286.0

Reported Net Income Attributable to Company per Diluted Common Share	$4.42 - $4.92	$4.54 - $4.64

Performance Net Income Attributable to Company per Diluted Common Share	$4.30 - $4.80	$4.28 - $4.38

Diluted common shares outstanding	~65.5	~65.3

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.